Exhibit 99

GENERAL ELECTRIC CAPITAL CORPORATION ANNOUNCES RESULTS OF EXCHANGE OFFERS

NORWALK, CT, March 3, 2010 –On March 3, 2010, General Electric Capital Corporation (“GE Capital”) announced the results of its previously announced offers to exchange:

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Any and all of its outstanding $2,500,000,000 6.375% Fixed to Floating Rate USD Subordinated Debentures due 2067 for a corresponding liquidation amount of new 6.375% Fixed to Floating Rate Trust Securities of GE Capital Trust I;

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Any and all of its outstanding EUR 1,500,000,000 5.500% Fixed to Floating Rate EUR Subordinated Debentures due 2067 for a corresponding liquidation amount of new 5.500% Fixed to Floating Rate EUR 2067 Trust Securities of GE Capital Trust II;

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Any and all of its outstanding GBP 600,000,000 6.500% Fixed to Floating Rate GBP Subordinated Debentures due 2067 for a corresponding liquidation amount of new 6.500% Fixed to Floating Rate GBP 2067 Trust Securities of GE Capital Trust III;

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Any and all of its outstanding EUR 950,000,000 4.625% Fixed to Floating Rate EU Subordinated Debentures due 2066 for a corresponding liquidation amount of new 4.625% Fixed to Floating Rate EUR 2066 Trust Securities of GE Capital Trust IV; and

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Any and all of  its outstanding GBP 400,000,000 5.500% Fixed to Floating Rate GBP Subordinated Debentures due 2066 for a corresponding liquidation amount of new 5.500% Fixed to Floating Rate GBP 2066 Trust Securities of GE Capital Trust V.

The offers expired 11:59 p.m., New York City time, in the case of the US dollar denominated Debentures, and 11:59 p.m., London time, in the case of each other series of Debentures, on March 2, 2010.

Based on the final count by the exchange agents, Global Bondholder Services Corporation and Lucid Issuer Services Limited, as of the expiration of the offers, Debentures in the following approximate aggregate principal amounts have been validly tendered and not withdrawn pursuant to the offers:

•	$813,072,000 in the case of the 6.375% USD Debentures due 2067;

•	Euros 620,440,000 in the case of the 5.500% EUR Debentures due 2067;

•	Pounds sterling 87,475,000 in the case of the 6.500% GBP Debentures due 2067;

•	Euros 727,500,000 in the case of the 4.625% EUR Debentures due 2066; and

•	Pounds sterling 107,043,000 in the case of the 5.500% GBP Debentures due 2066.

The offers are expected to settle on March 5, 2010.

The offer to exchange the US dollar denominated Debentures was made pursuant to the Registration Statement on Form S-4 filed by GE Capital with the Securities and Exchange Commission and the related letter of transmittal.

This communication is not an offer to sell or purchase or an offer to exchange or a solicitation of acceptance of an offer to sell or purchase or offer to exchange.  Any such offer or solicitation shall be made solely by means of the Registration Statement and related letter of transmittal in the case of the US dollar denominated Debentures.  Trust Securities issued in exchange for each other series of Debentures have not been and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from such registration requirements.